[I.D. Systems, Inc. Logo]

FOR IMMEDIATE RELEASE


    CONTACTS:   FOR FINANCIAL PRESS            FOR TRADE PRESS
                Ned Mavrommatis                Greg Smith
                Chief Financial Officer        Director of Marketing
                ned@id-systems.com             gsmith@id-systems.com
                General Phone: 201-996-9000.   General Fax: 201-996-9144

           I.D. SYSTEMS, INC. REPORTS THIRD QUARTER FINANCIAL RESULTS

Hackensack, NJ, November 3, 2004 --

I.D. Systems, Inc. (NASDAQ: IDSY) today announced its financial results for the third quarter ended September 30, 2004. Revenues increased 89% to $3,289,000 compared to revenues of $1,743,000 for the three months ended September 30, 2003. Net income for the quarter increased to $45,000, or $.01 per basic and diluted share, compared to a net loss of $336,000, or ($.05) per basic and diluted share, for the same period last year. The increase in revenues and net income was primarily attributable to continued customer acceptance and demand of the company's patented Wireless Asset Net(TM) system for tracking and managing fleets of industrial equipment.

For the nine-month period ended September 30, 2004, revenues increased 78% to $9,758,000 compared to $5,477,000 for the same period in 2003. Net income for the nine months ended September 30, 2004 increased to $382,000, or $.05 per basic and diluted share, compared to a net loss of $932,000, or ($.14) per basic and diluted share, for the same period last year.

"We are very pleased to report another significant increase in revenues and net income this quarter," said Jeffrey Jagid, I.D. Systems' chairman and chief executive officer. "We continue working hard to expand penetration of our core wireless asset management technology into key markets, including material handling equipment management, vehicle security at port facilities, and consumer rental fleet management. We are well on the way to making 2004 the company's best year yet, and we look forward to continue building on that success in the future."

"We continue to meet or exceed the objectives of our strategic business plan," added Ned Mavrommatis, I.D. Systems' chief financial officer. "In the third quarter of 2004, we again balanced rapid growth with cost containment, achieving a high double-digit year-over-year increase in revenues, a gross profit margin of 55%, and positive net income. The company's financial condition remains strong. As of September 30, 2004, I.D. Systems had approximately $8.6 million in cash, cash equivalents and investments, and approximately $12.7 million of working capital, compared to approximately $8.6 million and $8.2 million, respectively, at December 31, 2003."

Selling, general and administrative (SG&A) expenses for the quarter ended September 30, 2004 were $1,470,000, up from $1,087,000 for the three months ended September 30, 2003, as sales, marketing and customer service payroll expenses increased to support growing sales. As a percentage of revenues, SG&A expenses decreased to 45% in the quarter, compared to 62% for the three months ended September 30, 2003.

Research and development (R&D) expenditures for the quarter were $372,000, up from $243,000 in the third quarter a year ago. As a percentage of revenues, R&D expenses decreased to 11% for the quarter compared to 14% for the three months ended September 30, 2003.

                                                                      [More....]

Highlights of the quarter ended September 30, 2004, included:

o The announcement, on July 7, 2004, of a Transportation Security Administration (TSA) contract award, under which I.D. Systems will deploy a vehicle security system at JAXPORT, the Jacksonville, Florida, seaport. The contract, which resulted in part from the success of I.D. Systems' vehicle security program at Newark Liberty International Airport, is valued at $1.36 million, with a TSA option to increase the contract by an additional $1.35 million in 2005.

o The final deployment and successful operational launch of I.D. Systems' "Avis Instant Return" system for Avis Rent A Car System, Inc. in Puerto Rico. The system - which is designed to automate the rental and return processes, improve customer service, and increase operational efficiencies
      - is now routinely processing customer transactions for some 2,000 Avis vehicles in Puerto Rico and being well received by Avis customers and management personnel.

o     Continued  work  with  the Ford  Motor  Company  to  expand  Ford's  North
      America-wide   roll-out  of  I.D.  Systems'  wireless  industrial  vehicle electronic control systems.

o Additional inroads into the automotive vertical market, focusing on adding multiple new automotive manufacturing customers.

o Continued work with the United States Postal Service (USPS) to explore new opportunities to expand deployment of I.D. Systems' Wireless Asset Net technology to additional USPS facilities.

o The introduction of software enhancements for the Wireless Asset Net system, including new server options for enterprise-wide deployments, expanded database support (including new automated database-to-database feeds), increased data throughput, augmented reporting tools, enhanced auto-emailing tools; expanded remote administration and diagnostic capabilities, and a beta-version of web-based client software.

                            Investor Conference Call

As previously announced, I.D. Systems will be holding a conference call for investors and analysts at 4:45 p.m. Eastern Standard Time today. Jeffrey Jagid, chairman and CEO, Kenneth Ehrman, president and COO, Ned Mavrommatis, CFO, and Rick Muntz, EVP of sales and marketing, will discuss the results of the quarter and recent developments. After opening remarks, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of the company's website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

                               About I.D. Systems

I.D. Systems, Inc. is a leading provider of wireless solutions for corporate asset management. I.D. Systems' customers include 3M, American Axle, Archer Daniels Midland, DaimlerChrysler, Deere & Co., Ford, General Dynamics, Hallmark Cards, Northrop Grumman, Target, Walgreen, the U.S. Navy, the U.S. Postal Service, and the U.S. Transportation Security Administration, among others. Using local area networks, wide area networks, and the Internet, the company's systems enable management to control and track the location and status of their assets -- from forklifts, tugs and cranes to automobiles and trucks -- in real time. For more information on I.D. Systems, Inc., visit www.id-systems.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive products, product demand and market acceptance risks, fluctuations in operating results and other risks detailed from time to time in I.D. Systems' filings with the Securities and Exchange Commission. These risks could cause I.D. Systems' actual results for the current fiscal year and beyond to differ materially from those expressed in any forward looking statements made by, or behalf of, I.D. Systems.

                             -- Tables to Follow --


                               I.D. SYSTEMS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                   THREE MONTHS ENDED            NINE MONTHS ENDED
                                                      SEPTEMBER 30,                SEPTEMBER 30,
                                                   2003          2004            2003         2004
                                               -----------    -----------    -----------    -----------
Revenues                                       $ 1,743,000    $ 3,289,000    $ 5,477,000    $ 9,758,000
Cost of Revenues                                   812,000      1,467,000      2,643,000      4,589,000
                                               -----------    -----------    -----------    -----------

Gross Profit                                       931,000      1,822,000      2,834,000      5,169,000
Selling, general and administrative expenses     1,087,000      1,470,000      3,275,000      4,177,000
Research and development expenses                  243,000        372,000        694,000        810,000
                                               -----------    -----------    -----------    -----------

Income (loss) from operations                     (399,000)       (20,000)    (1,135,000)       182,000
Interest income                                     79,000         44,000        244,000        138,000
Interest expense                                   (16,000)       (16,000)       (41,000)       (49,000)
Other income                                            --         37,000             --        111,000
                                               -----------    -----------    -----------    -----------

NET INCOME (LOSS)                              $  (336,000)   $    45,000    $  (932,000)   $   382,000
                                               ===========    ===========    ===========    ===========

NET INCOME (LOSS) PER SHARE - BASIC            $     (0.05)   $      0.01    $     (0.14)   $      0.05
                                               ===========    ===========    ===========    ===========

NET INCOME (LOSS) PER SHARE - DILUTED          $     (0.05)   $      0.01    $     (0.14)   $      0.05
                                               ===========    ===========    ===========    ===========


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -
BASIC                                            6,898,000      7,629,000      6,845,000      7,380,000
                                               ===========    ===========    ===========    ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -
DILUTED                                          6,898,000      8,976,000      6,845,000      8,477,000
                                               ===========    ===========    ===========    ===========

                                                                      [More....]


                               I.D. SYSTEMS, INC.
                            CONDENSED BALANCE SHEETS

                                                                                  SEPTEMBER 30,
                                                                   December 31,       2004
                                                                       2003       (UNAUDITED)
                                                                  ------------    ------------
ASSETS
     Cash and cash equivalents                                    $  3,179,000    $  4,924,000
     Short-term investments                                          3,339,000       3,724,000
     Accounts receivable                                             2,204,000       3,304,000
     Unbilled receivables                                                   --         788,000
     Inventory                                                         676,000       1,109,000
     Investment in sales type leases                                    37,000          39,000
     Interest receivable                                                75,000          60,000
     Officer loan                                                       10,000          10,000
     Prepaid expenses and other current assets                         129,000         189,000
                                                                  ------------    ------------
         Total current assets                                        9,649,000      14,147,000
Long-term investments                                                2,100,000              --
Fixed assets, net                                                      845,000         878,000
Investment in sales type leases                                         73,000          44,000
Officer loan                                                            31,000          23,000
Deferred contract costs                                                675,000         577,000
Other assets                                                            97,000          88,000
                                                                  ------------    ------------
                                                                  $ 13,470,000    $ 15,757,000
                                                                  ============    ============

LIABILITIES
     Accounts payable and accrued expenses                        $  1,055,000    $  1,174,000
     Long term debt - current portion                                  188,000         196,000
     Line of credit                                                    137,000              --
     Deferred revenue                                                   89,000          93,000
                                                                  ------------    ------------
         Total current liabilities                                   1,469,000       1,463,000
Long term debt                                                         648,000         500,000
Deferred revenue                                                       285,000         215,000
Deferred rent                                                           89,000         106,000
                                                                  ------------    ------------

                                                                     2,491,000       2,284,000
                                                                  ------------    ------------

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $.01 par value;
   none issued
Common stock; authorized 15,000,000 shares, $.01 par value;
   issued and outstanding 7,097,000 shares and 7,675,000 shares         71,000          77,000
Additional paid-in capital                                          22,804,000      24,912,000
Treasury stock; 40,000 shares at cost                                 (113,000)       (113,000)
Accumulated deficit                                                (11,783,000)    (11,403,000)
                                                                  ------------    ------------

                                                                    10,979,000      13,473,000
                                                                  ------------    ------------

                                                                  $ 13,470,000    $ 15,757,000
                                                                  ============    ============

                                      # # #